EXHIBIT 1

                 Preferred Stock & Warrant Purchase Agreement
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                 FIRST SUPPLEMENTAL PREFERRED STOCK AND
                       WARRANT PURCHASE AGREEMENT


       FIRST SUPPLEMENTAL PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") made as of September 10, 1997, by and among JOTAN, INC., a Florida corporation (the "Company"), RICE PARTNERS II, L.P., a Delaware limited partnership ("Rice" or the "Purchaser"), F-SOUTHLAND, L.L.C., a North Carolina limited liability company ("F-Southland"), FF-SOUTHLAND, L.P., a Delaware limited partnership ("FF-Southland" and together with F-Southland, the "Southland Purchasers"), F-JOTAN, L.L.C., a North Carolina limited liability corporation ("F-Jotan"), and each of the SHAREHOLDERS named on the signature pages hereto (individually and collectively, as the context requires, the "Shareholder").

                          W I T N E S S E T H:

      WHEREAS, Rice, the Southland Purchasers, F-Jotan and the Shareholder named on the signature pages thereof, executed and delivered the Preferred Stock and Warrant Purchase Agreement, dated as of February 28, 1997 (the "Original Purchase Agreement");

      WHEREAS, each Shareholder owns beneficially and of record the number of shares or share equivalents set forth under the signature of such Shareholder on this Agreement of the issued and outstanding capital stock of the Company;

      WHEREAS, F-Jotan is the owner of the 1,329,357 shares of the Series A Preferred Stock of the Company as of the date hereof;

      WHEREAS, SHC Acquisition Corp., a wholly-owned Subsidiary of the Company, has merged with and into Southland Holding Company, with Southland Holding Company surviving and assuming all the obligations of SHC Acquisition Corp. under the Original Purchase Agreement. On July 31, 1997, all of the subsidiaries of Southland Holding Company and Atlantic Bag & Paper Company, a Subsidiary of the Company, merged with and into Southland Holding Company (which concurrently changed its name to Southland Container Packaging Corp.), with the result that Southland Container Packaging Corp. ("Southland"), as of July 31, 1997, had no Subsidiaries;

      WHEREAS, the Company, Southland, Rice and the Southland Purchasers have entered into that certain Note Purchase Agreement, dated as of February 28, 1997, as amended by Amendment No. 1, dated as of August 19, 1997 (the "Note Agreement");

      WHEREAS, the Company and the Shareholder have entered into a Shareholder Agreement, dated as of February 28, 1997 (the "Shareholder Agreement"), with the Purchaser, the Southland Purchasers and F-Jotan; and
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      WHEREAS, on June 23, 1997, Rice unconditionally committed to the Senior
Lender (as defined in the Note Agreement) and FF-Southland committed to the Senior Lender subject to certain approvals, to purchase up to $2,625,000 (the "Purchase Price") of Series B Preferred Stock, in cash (the "Cove Acquisition Investment"), in connection with the acquisition by the Southland Holding Company (now known as Southland Container Packaging Corp.) of certain of the assets of Cove Container Corporation (the "Cove Acquisition");

      WHEREAS, such commitment requires that the proceeds of such purchase shall be used by the Company to repay the Senior Lender a like amount advanced on June 23, 1997 by the Senior Lender under the Senior Loan Agreement on behalf of the Company to enable the Company to pay the purchase price of the Cove Acquisition;

      WHEREAS, although Rice is willing to enter into and consummate the transactions contemplated hereby upon the due issuance of its Warrants and Preferred Stock (as defined below) against the payment of the Purchase Price, FF-Southland did not receive appropriate approvals for its portion of such purchase transaction.

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, F-Jotan, the Shareholder, and the Company, intending to be legally bound, agree as follows:

                                   Article I
                                  Definitions

	As used in this Agreement, all capitalized terms have the meanings indicated in the Original Purchase Agreement unless otherwise defined herein. Any such term used in the Original Purchase Agreement, but not defined herein, shall be interpreted to cover all corresponding terms used herein and relating to the Warrants and Series B Preferred Stock to be issued pursuant to this Agreement, as if such terms were set forth at length herein and applied to the transactions contemplated hereby.

      Agreement. This First Supplemental Preferred Stock and Warrant Purchase Agreement.

      Closing Date.  With respect to this Agreement, as of September 10, 1997.

      Cove Acquisition.  This term is defined in the Preamble.

      Cove Acquisition Investment.  This term is defined in the Preamble.

      First Supplemental Documents. This Agreement, the First Supplemental Series B Preferred Stock, the First Supplemental Warrant and the First Supplemental Shareholder Agreement and the transactions and documents, instruments, certificates and agreements contemplated thereby.
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      First Supplemental Preferred Shares.  Shares of Series B Preferred Stock
      (but not any Series A Preferred Stock) to be issued to the Purchaser hereunder in connection with the Cove Acquisition Investment upon payment of the applicable purchase price therefor.

      First Supplemental Series B Preferred Stock. Series B Preferred Stock to be issued to the applicable Purchaser hereunder in connection with the Cove Acquisition Investment upon payment of the applicable Purchase Price therefor.

      First Supplemental Warrant. The First Supplemental Warrant A-2 to be issued concurrently with the issuance of the First Supplemental Series B Preferred Stock hereunder in connection with the Cove Acquisition Investment.

      First Supplemental Warrant A-2. The First Supplemental Warrant A-2, dated September 10, 1997, to be issued by the Company hereunder to Rice in connection with the Cove Acquisition Investment.

      Note Agreement. This term is defined in the preamble and includes the Note Purchase Agreement, dated as of February 28, 1997, as amended by Amendment No. 1, dated as of August 19, 1997, among the Company and First Supplemental Warrant, and all documents evidencing indebtedness thereunder or otherwise related to the Note Agreement, as the same may be further amended from time to time, and any refinancing, refunding or replacements of the indebtedness under the Note Agreement.

      Original Closing Date. The Closing Date with respect to the Original Purchase Agreement, which occurred as of February 28, 1997 with respect to the originally issued Warrants and Preferred Shares under the Original Purchase Agreement and March 4, 1997 with respect to the initial funding.

      Purchaser. For purposes of the First Supplemental Documents, Rice; and for purposes of the Original Purchase Agreement and the transactions contemplated thereby, Rice and the Southland Purchasers.

      Purchase Price.  This term is defined in the preamble.

      Preferred Stock or Series B Preferred Stock. For purposes of this Agreement (except where the context requires a reference to this Agreement and the Original Purchase Agreement), the First Supplemental Series B Preferred Stock.

      Shareholder Agreement. This term is defined in the preamble and includes the First Supplemental Shareholder Agreement, dated as of the date hereof, between the Company, the Shareholder, F-Jotan, the Southland Purchasers and the Purchaser in substantially the form attached to this Agreement as Annex A and incorporated in this Agreement by reference.

      Southland.  This term is defined in the Preamble.
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      Warrants.  For purposes of this Agreement (except where the context requires a reference to this Agreement and the Original Purchase Agreement), the First Supplemental Warrant.

      Warrant Shares. For purposes of this Agreement (except where the context requires a reference to this Agreement and the Original Purchase Agreement), the Issued Warrant Shares and the Issuable Warrant Shares relating to the First Supplemental Warrant.

                              Article II
                  The Warrants and the Preferred Shares

      2.01	The Warrants and the Preferred Shares.	On the Closing Date,
Rice agrees to purchase from the Company at the purchase price set forth below, and the Company agrees to issue to Rice, all in accordance with the terms and conditions of this Agreement:

           (a)	a First Supplemental Warrant A-2 (relating to the Series B
      Preferred Stock) in substantially the form attached to this Agreement as Annex B and incorporated in this Agreement by reference to purchase, at a purchase price of $100, the number of shares of Common Stock set forth beneath the name of Rice on the signature page of this Agreement for such Warrant A-2; and

           (b)	13,125 shares of Series B Preferred Stock, at a purchase
      price of $200 per share (for a total of $2,625,000) having the rights, restrictions, privileges, and preferences set forth in the articles of amendment of the Company's articles of incorporation attached to the Original Purchase Agreement as Annex H (the "Certificate").


The Company has, on or before the Closing Date, duly authorized the Series B Preferred Stock being purchased and sold pursuant to the terms of this Agreement by duly filing the Certificate with the Secretary of State of the State of Florida. On the Closing Date, the Company will deliver to Rice a certificate evidencing and representing the shares of Series B Preferred Stock issued to such Purchaser, which certificate shall be issued in such Purchaser's name or in the name of its designee.

      2.02	Legend.  The Company will deliver to the Purchaser on the Closing
Date one or more certificates representing each of (i) First Supplemental
Warrant A-2, and (ii) the First Supplemental Series B Preferred Stock, purchased by Rice in such denominations as such Purchaser requests. Such certificates will be issued in such Purchaser's name or, subject to compliance with transfer and registration requirements under applicable Federal and state securities laws, in the name or names of its respective designee or designees.
It is understood and agreed that the certificates evidencing the Warrants will bear the following legends:

      "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION
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      WITH THE DISTRIBUTION HEREOF.  THIS WARRANT AND THE SECURITIES ISSUABLE
      UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, INCLUDING, WITHOUT LIMITATION, THE NORTH CAROLINA SECURITIES ACT, AS AMENDED, THE TEXAS SECURITIES ACT OF 1957, AS AMENDED, AND THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

      "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT, EACH DATED AS OF FEBRUARY 28, 1997, BY AND AMONG JOTAN, INC. (THE "COMPANY"), RICE PARTNERS II, L.P., F-SOUTHLAND, L.L.C. AND FF-SOUTHLAND, L.P., F-JOTAN, L.L.C. AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES TO SUCH SHAREHOLDER AGREEMENT (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

It is further understood and agreed that the certificates evidencing the First Supplemental Series B Preferred Stock will bear substantially the same as the following legends:

      "THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, INCLUDING, WITHOUT LIMITATION, THE NORTH CAROLINA SECURITIES ACT, AS AMENDED, THE TEXAS SECURITIES ACT OF 1957, AS AMENDED, AND THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

      "THESE SHARES ARE SUBJECT TO THE TERMS AND PROVISIONS OF A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT, EACH DATED AS OF FEBRUARY 28, 1997, BETWEEN JOTAN, INC. (THE "COMPANY"), RICE PARTNERS II, L.P., F-JOTAN, L.L.C., AND F-SOUTHLAND, L.L.C., FF-SOUTHLAND, L.P. AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES TO SUCH SHAREHOLDER AGREEMENT (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS").

      COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

      2.03	Exercise Price.  The Exercise Price per share will be $0.01 for each share of Common Stock covered by the Warrants; provided, however, that in no event the aggregate Exercise Price for all of the shares of Common Stock covered by the First Supplemental Warrant A-2 exceed $100.00, whether as a result of any change in the par value of the Common Stock or Other Securities, as a result of any change in the number of shares purchasable as provided in this Article II, or otherwise; provided, further, that such limitation of the aggregate Exercise Price will have no effect whatsoever upon the amount or number of Warrant Shares for which the Warrants may be exercised.

      2.04	Exercise of Warrants.	Each of the Warrants may be exercised at
any time or from time to time on or after the Closing Date until the tenth
(10th) anniversary of the Original Closing Date (March 4, 2007), on any day that is a Business Day, for all or any part of the number of Issuable Warrant Shares purchasable upon its exercise. In order to exercise its Warrant, in whole or in part, the Holder will comply with the applicable provisions in
Section 2.04 of the Original Purchase Agreement as if such provisions were incorporated herein at length.

      2.05	Stock Legend.  Without limiting the provisions of Section 2.02 hereof, the First Supplemental Warrant and the First Supplemental Preferred Shares have not been registered under the Securities Act or qualified under applicable state securities laws. Accordingly, unless there is an effective registration statement and qualification respecting the First Supplemental Warrant or the First Supplemental Preferred Shares, as the case may be, under the Securities Act or under applicable state securities laws, the First Supplemental Preferred Shares and, at the time of exercise of a First Supplemental Warrant, any stock certificate issued pursuant to the exercise of a First Supplemental Warrant will bear the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS, INCLUDING, WITHOUT LIMITATION, THE NORTH CAROLINA SECURITIES ACT, AS AMENDED, THE TEXAS SECURITIES ACT OF 1957, AS AMENDED, AND THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, AND (B) ARE SUBJECT TO THE TERMS OF AND PROVISIONS OF A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT, EACH DATED AS OF FEBRUARY 28, 1997 AMONG JOTAN, INC. (THE "COMPANY"), RICE PARTNERS II, L.P., F-SOUTHLAND, FF-SOUTHLAND, L.P., F-JOTAN, L.L.C. AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES OF SUCH SHAREHOLDER AGREEMENT (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME

      TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE COMPANY."

All shares of Capital Stock of the Company subject to the Shareholder Agreement will bear a legend to such effect.

      2.06	Original Purchase Agreement Provisions Incorporated into this
Agreement. Except as set forth above, all other provisions in Article II of the Original Purchase Agreement shall be incorporated herein as if set forth at length herein with full application to the First Supplemental Warrant and the First Supplemental Preferred Shares; and all such Warrants and Preferred Shares issued pursuant to this Agreement shall be included in all adjustment and other calculations under Section 2.08 of the Original Purchase Agreement relating to all Warrants and Preferred Shares issued as of the Original Closing Date under the Original Purchase Agreement as if the First Supplemental Warrant and the First Supplemental Preferred Shares were issued on the Original Closing Date; provided, however, that as a result of the issuance of securities contemplated by the First Supplemental Documents, there will be no adjustments under Section 2.08 of the Original Purchase Agreement (despite the issuance of the First Supplemental Warrant and the First Supplemental Preferred Stock to Rice).

                              Article III
                        Representations and Warranties

      3.01	Representations and Warranties of the Company and the Shareholder.
The Company and the Shareholder severally and not jointly represent and warrant to the Southland Purchasers, the Purchaser and F-Jotan that:

            (a)	The Company is a corporation duly organized and existing and in good standing under the laws of its state of incorporation and is qualified or licensed to do business in all other countries, states, and jurisdictions the laws of which require it to be so qualified or licensed. The Company has no Subsidiaries (other than Southland) or debt or equity investment in any Person. Giving effect to the transactions contemplated herein, the Shareholder owns beneficially and of record the number of shares in the aggregate of the issued and outstanding capital stock or stock equivalents of the Company on a fully converted and diluted basis as of the Closing Date set forth under the signature of such Shareholder on this Agreement, all being free and clear of all liens, claims and encumbrances. Other than the Southland Purchasers, the Purchaser and F-Jotan, and, except any other stock issuable under any employee or director stock plan which constitutes Permitted Stock, no Person has any rights, whether granted by the Company or any other Person, to acquire any portion of the equity interest of the Company or the assets of the Company.

            (b)	Each of the Company and the Shareholder has, and at all
      times that this Agreement is in force will have, the right and power, and is duly authorized, to enter into, execute, deliver, and perform this Agreement, the Shareholder Agreement, and, in the case of the Company, the First Supplemental Warrant, and the officers of Company executing and delivering this Agreement, the Shareholder Agreement, and the First Supplemental Warrant are duly authorized to do so. This Agreement, the Shareholder Agreement, and the First Supplemental Warrant have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligations of Company and the Shareholder, enforceable in accordance with their respective terms.

            (c)	The execution, delivery, and performance of this Agreement,
      the Shareholder Agreement, and the First Supplemental Warrant will not, by the lapse of time, the giving of notice, or otherwise, constitute a violation of any applicable provision contained in the charter, bylaws, or organizational documents of the Company or contained in any agreement, instrument, or document to which the Company or the Shareholder is a party or by which any of them is bound.

            (d)	As of the Closing Date, the authorized capital stock of the
      Company consists of (i) 40,000,000 shares of Common Stock, of which 5,679,411 shares are issued and outstanding and (ii) 10,000,000 shares of Preferred Stock, of which 1,329,357 shares of Series A Preferred Stock are issued and outstanding and of which 63,125 shares of Series B Preferred Stock are issued and outstanding. An aggregate of at least 3,620,473 shares of Common Stock are reserved for issuance on exercise of the First Supplemental Warrant; and notwithstanding Section 3.01(d) of the Original Purchase Agreement, 15,210,990 shares of Common Stock have been reserved for issuance of all other Warrants (issued as of the Original Closing Date of February 28, 1997). All of the issued and outstanding shares of Common Stock are, and upon issuance and payment therefor in accordance with the terms of this Agreement, all of the outstanding First Supplemental Series B Preferred Stock will be, validly issued, fully paid and nonassessable. The Common Stock and First Supplemental Preferred Shares have been offered, issued, sold, and delivered by Company free from preemptive rights, rights of first refusal, antidilution rights, cumulative voting rights or similar rights (except as otherwise provided in the Original Purchase Agreement, this Agreement, the Shareholder Agreement or in the powers, designations, rights and preferences of the Preferred Stock contained in the Certificate) and in compliance with applicable federal and state securities laws. Except pursuant to this Agreement and the Certificate and except for the Original Purchase Agreement, the Permitted Stock, the Company is not obligated to issue or sell any Capital Stock, and, except for this Agreement and the Shareholder Agreement, neither the Company nor the Shareholder is party to, or otherwise bound by, any agreement affecting the voting of any Capital Stock. Except for the Shareholder Agreement, the Company is not, nor will it be, a party to, or otherwise bound by, any agreement obligating it to register any of its Capital Stock.

            (e)	The First Supplemental Preferred Shares and the shares of
      Common Stock and other consideration issuable on exercise of the First Supplemental Warrant have been duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement or the First Supplemental Warrant, as the case may be, will be validly issued, fully paid, and nonassessable and free of preemptive rights, rights of first refusal, or similar rights.

            (f)	All other representations and warranties set forth in the
      Original Purchase Agreement are true and correct as of the date hereof, giving effect to the transactions contemplated hereby.

      3.02	Representations and Warranties of the Purchaser. Rice represents and warrants to the Company, F-Jotan, the Southland Purchasers and the
Shareholder:

            (a)	It is a limited partnership, duly organized, validly
      existing and in good standing under the laws of the jurisdiction of its organization.

            (b)	It has the right and power and is duly authorized to enter
      into, execute, deliver, and perform this Agreement and the Shareholder Agreement, and its officers, managers or agents executing and delivering this Agreement and the Shareholder Agreement are duly authorized to do so. This Agreement and the Shareholder Agreement have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligation of such Purchaser, enforceable in accordance with their respective terms.

            (c)	It (i) is an "accredited investor," as that term is defined
      in Regulation D under the Securities Act; (ii) has such knowledge, skill, and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for the Purchaser; (iii) has received and reviewed all such financial and other information and records of the Company as it considered necessary or appropriate in deciding whether to purchase the First Supplemental Preferred Shares and the First Supplemental Warrant and any securities issuable upon exercise of the First Supplemental Warrant, and the Company and the Shareholder have made available to it the opportunity to ask questions of, and to receive answers and to obtain additional information from, representatives of the Company and the Shareholder; (iv) all such additional information has been provided to and reviewed by it; and (v) it has the ability to bear the economic risks of losing its entire investment in the First Supplemental Preferred Shares and the First Supplemental Warrant and any securities issuable upon exercise of such Warrants.

            (d)	Except as otherwise contemplated by this Agreement and the
      Shareholder Agreement, the Purchaser is acquiring its First Supplemental Series B Preferred Stock, the First Supplemental Warrant and any securities issuable upon exercise of the First Supplemental Warrant for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

            (e)	It agrees that the certificates representing its Preferred
      Shares, the First Supplemental Warrant, and any Issued Warrant Shares will bear the legends referenced in this Agreement or the Original

      Purchase Agreement, as the case may be, and such Preferred Shares, Warrants or securities issuable upon exercise of such Warrants and pursuant to the Shareholder Agreement, as the case may be, will not be offered, sold, or transferred in the absence of registration or exemption under applicable securities laws.

            (f)	It is not acquiring the First Supplemental Preferred Shares
      or the First Supplemental Warrant or any securities issuable upon exercise of such Warrants based upon any representation, oral or written, by the Company or the Shareholder or any representative of the Company or the Shareholder with respect to the future value of, income from, or tax consequences relating to, such Preferred Shares or the Warrants or securities issuable upon exercise of such Warrants, but rather upon an independent examination and judgment as to the prospects of the Company. Further, it acknowledges that no federal or state administrative entity responsible for securities registration or enforcement has made any recommendation or endorsement of such Preferred Shares or such Warrants or any securities issuable upon exercise of such Warrants or any findings as to the fairness of an investment in the Preferred Shares of such Warrants or any securities issuable upon exercise of such Warrants.

            (g)	It has no current contract, undertaking, agreement,
      arrangement or understanding with any Person to sell, transfer, grant any participation in, or otherwise distribute any of the First Supplemental Preferred Shares, the First Supplemental Warrant or any securities issuable upon exercise of the First Supplemental Warrant to any Person.

                               Article IV
                                Covenants

      4.01	Original Purchase Agreement Covenants Incorporated Into This
Agreement. The Company will comply with all with all covenants in Article IV of the Original Purchase Agreement as set forth herein at length.

      4.02	Payment of Senior Agent.  The Company covenants and agrees that it shall provide written direction to the Purchaser to pay proceeds of the Purchase Price of $2,625,000 on the Closing Date to the Senior Agent in repayment of the "Acquisition Loan" (as defined in the Senior Loan Agreement) made in the same amount by the Senior Lenders to Southland to complete the Cove Acquisition.

                              Article V
                              Conditions

      The obligations of the Purchaser to effect the transactions contemplated by this Agreement are subject to the following conditions precedent:

      5.01	Material Change.  There will have occurred no material adverse change in the business, prospects, results of operations, or condition, financial or otherwise, of the Company.

      5.02	Shareholder Agreement.  The Company, F-Jotan, the Southland
Purchasers and the Shareholder will have entered into the Shareholder Agreement with Purchaser.

      5.03	Representations and Agreements.  Each representation and warranty of the Company and the Shareholder set forth in this Agreement will be true and correct in all material respects when made and as of the Closing Date, and the Company and the Shareholder will have fully performed all their covenants and agreements set forth in this Agreement in all material respects.

      5.04	Proceedings; Consents.  All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of this Agreement, will be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel will have received certificates of compliance and copies (executed or certified as may be appropriate) of all documents, instruments, and agreements that the Purchaser or its counsel reasonably may request in connection with the consummation of such transactions. All consents of any Person necessary to the consummation of the transactions contemplated by this Agreement and the Shareholder Agreement will have been received, be in full force and effect, and not be subject to any onerous condition.

      5.05	Reservation of Common Stock.  The Purchaser will have received evidence satisfactory to the Purchaser that the Company has reserved a sufficient number of shares of Common Stock for the Purchaser to exercise the Warrants.

      5.06	Government Filings.  All filings under (a) the Hart-Scott-Rodino
Act and (b) all applicable state and federal securities laws, rules and regulations shall have been made and all requirements in connection therewith shall have been met by the Company, the Purchaser and the Shareholder.

                              Article VI
                            Miscellaneous

      6.01	Indemnification.  In addition to any other rights or remedies to which the Purchaser and the Holders may be entitled, the Company and the Shareholder (solely with respect to the representations and warranties made by him) severally and not jointly agree to and will indemnify and hold harmless the Purchaser, the Southland Purchasers and F-Jotan, the Holders, and their Affiliates and their respective successors, assigns, officers, directors, managers, employees, attorneys, and agents (individually and collectively, an "Indemnified Party") from and against any and all losses, claims, obligations, liabilities, deficiencies, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, attorneys' fees, and expenses), including, without limitation, those arising out of the contributory negligence of any Indemnified Party, that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from, to the extent applicable, any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of the Company or the Shareholder (solely with respect to the representations and warranties made by him) under this Agreement, the Shareholder Agreement, or under any other agreement to which the Company or the Shareholder is a party in connection with this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser or the Holders under this Agreement.

      6.02	Default.  It is agreed that a violation by any party of the terms of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement would do irreparable injury to the nondefaulting party. It is, therefore, agreed that in the event of any breach or threatened breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and obtain injunctive relief requiring the defaulting party to be restrained from any such breach or threatened breach or to refrain from a continuation of any actual breach.

      6.03	Integration.  This Agreement, the Original Purchase Agreement, the
Other Agreements, the First Supplemental Warrant and all other Warrant, and the Shareholder Agreement (as amended and confirmed as of the date hereof) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements. This Agreement may not be amended or supplemented except by a writing signed by Company, the Shareholder, and each Holder.

       6.04	Headings.  The headings in this Agreement are for convenience and reference only and are not part of the substance of this Agreement.
References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

      6.05	Severability.  The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

      6.06	Notices.  Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and addressed to the party to be notified as set forth below. Notices shall be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect shall mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof with written acknowledgment of receipt (whether by noncertified mail, telecopy, telegram, facsimile, express delivery, hand delivery or otherwise), whichever is earlier.

      If to Rice, at:    Address of Rice beneath the name of Rice on the
                         signature pages of this Agreement


      with courtesy copies to:      Patton Boggs, L.L.P.
                                    2626 Cole Avenue
                                    Suite 300
                                    Dallas, Texas 75204
                                    Attn:  Larry A. Makel, Esq.
                                    FAX:  214-871-2688

     	If to the Southland
       Purchasers, at:              Address of the Southland Purchasers
                                    beneath the name of the Southland
                                    Purchasers on the signature pages of this Agreement

      with courtesy copies to:      Wyrick, Robins, Yates & Ponton, L.L.P.
                                    4101 Lake Boone Trail, Suite 300
                                    Raleigh, North Carolina  27607-7506
                                    Attn:  James M. Yates, Jr.
                                    Facsimile:  (919) 781-4865

                                    F-Jotan

      If to F-Jotan, at:            Address of F-Jotan beneath the name of F-
                                    Jotan on the signature pages of this
                                    Agreement

      with courtesy copies to:      Wyrick, Robins, Yates & Ponton, L.L.P.
                                    4101 Lake Boone Trail, Suite 300
                                    Raleigh, North Carolina  27607-7506
                                    Attn:  James M. Yates, Jr.
                                    Facsimile:  (919) 781-4865

                                    the Southland Purchasers

      If to the Company, at:        Jotan, Inc.
                                    118 West Adams Street
                                    Jacksonville, Florida  32202
                                    Attn:  President
                                    Fax: 904-353-0075

      If to the Shareholder,        Address of such Shareholder beneath
                                    his/her name on the signature pages of
                                    this Agreement


or to such other address as each party may designate for itself by like notice. Notice to any Holder other than the Purchaser will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Warrant Register unless such Holder has advised the Company in writing of a different address to which notices are to be sent under this Agreement.

      Failure or delay in delivering courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

      No notice, demand, request, consent, approval, declaration or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

      6.07 Successors. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that no sale, assignment or other transfer by any party to this Agreement of any of its Capital Stock or rights hereunder to another Person will be valid and effective unless and until the transferee or assignee first agrees in writing to be bound by the terms and conditions of this Agreement and the Shareholders Agreement, and the agreements and instruments related hereto and thereto, in a form and substance reasonably satisfactory to the Company.

      6.08 Remedies. The failure of any party to enforce any right or remedy under this Agreement, or promptly to enforce any such right or remedy, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

      6.09 Survival. All warranties, representations, and covenants made by any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Closing Date, regardless of any investigation made by such party or on its behalf. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement.

      6.10 Fees. Any and all fees, costs, and expenses, of whatever kind and nature, including attorneys' fees and expenses, incurred by the Holders in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement will be borne and paid by the Company within ten (10) days of demand by the Holders.

      6.11 Counterparts. This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.

      6.12 Other Business. It is understood and accepted that the Purchaser, F-Jotan, the Southland Purchasers, the Holders, and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Company and the Shareholder agree that all business opportunities that may be available to such parties in any field substantially related to the business of the Company will be pursued exclusively through the Company.

      6.13 Choice of Law. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF FLORIDA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

      6.14 Duties Among Holders. Each Holder agrees that no other Holder will by virtue of this Agreement be under any fiduciary or other duty to give or withhold any consent or approval under this Agreement or to take any other action or omit to take any action under this Agreement, and that each other Holder may act or refrain from acting under this Agreement as such other Holder may, in its discretion, elect.

      6.15 Waiver of Jury Trial. AFTER REVIEWING THIS SECTION 6.15 WITH ITS COUNSEL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY, F-JOTAN, THE PURCHASER, THE SOUTHLAND PURCHASERS AND EACH SHAREHOLDER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE COMPANY, F-JOTAN, THE PURCHASER, THE SOUTHLAND PURCHASERS AND EACH SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER TO PURCHASE THE WARRANTS AND PREFERRED STOCK FROM THE COMPANY.

      6.16 Continuation of Directors' and Officers' Insurance and Indemnification. For a period of two (2) years from March 4, 1997, the

Company shall maintain in effect $1,000,000 of directors' and officers' insurance for the benefit of directors serving in the capacity of directors of the Company immediately prior to the Closing Date. Such insurance shall be provided to the extent that (a) such insurance remains commercially available,
(b) the Company may purchase substantially similar coverage as exists at the Closing Date and (c) such insurance may be obtained at a reasonable cost to the Company not to exceed $30,000 per annum. The Company shall also retain, in effect for the same period, those written indemnification provisions that exist in the articles of incorporation or bylaws of the Company on such date for the benefit of such directors (or other written provisions reasonably equivalent thereto in effect on the Closing Date that are acceptable to Purchaser). All such insurance and indemnifications shall apply only to the actual period of service of each director.



[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

	IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                    COMPANY:

                                    JOTAN, INC.


                                    BY:______________________________
                                          David Freedman
                                          Vice President and Chief
                                          Financial Officer

                                    118 West Adams Street
                                    Jacksonville, Florida  32201
                                    Attn:  President
                                    Fax:  (904) 343-0075

                                    RICE:

                                    RICE PARTNERS II, L.P.

                                    By:	  Rice Capital Group IV, L.P.,
                                       	  Its general partner

                                        By:     RMC Fund Management, L.P.,
                                                Its general partner

                                           By:     Rice Mezzanine Corporation,
                                                   Its general partner

                                               By:___________________________
                                                  Name: Jeffrey P. Sangalis
                                                  Its: Managing Director

                                    5847 San Felipe, Suite 4350
                                    Houston, Texas  77057
                                    Attn:  Jeffrey P. Sangalis
                                    Fax:  (713) 783-9750

                                    OWNED ON CLOSING DATE:

                                    None        Shares of Series A
                                                Convertible Preferred
                                                Stock

                                    40,000      Shares of Series B
                                                Preferred Stock

                                    13,125      Shares of First
                                                Supplemental Series B
                                                Preferred Stock

                                    None        Shares of Common Stock

                                    2,515,203   Warrant A-1 Shares

                                    9,581,726   Warrant A-2 Shares

                                    3,620,473   First Supplemental
                                                Warrant A-2 Shares

                             F-JOTAN, L.L.C.


                                    By:  Franklin Street/Fairview Capital,
                                         L.L.C., its Manager


                                    By: _____________________________
                                        James D. Lumsden, Manager

                                    702 Oberlin Road
                                    Suite 150
                                    Raleigh, North Carolina  27605
                                    Attn:  James D. Lumsden
                                    Facsimile:  (919) 743-2501

                                    OWNED ON CLOSING DATE:

                                    1,329,357   Shares of Series A
                                                Convertible Preferred
                                                Stock

                                    None        Shares of Common Stock

                                    None        Other Equity Interests

                                    THE SOUTHLAND PURCHASERS:

                                    F-SOUTHLAND, L.L.C.


                                    By:  Franklin Street/Fairview Capital,
                                          L.L.C., its Manager

                                    By: ____________________________
                                        James D. Lumsden, Manager

                                    702 Oberlin Road
                                    Suite 150
                                    Raleigh, North Carolina  27605
                                    Attn:  James D. Lumsden
                                    Facsimile:  (919) 743-2501

                                    OWNED ON CLOSING DATE:

                                    None      Shares of Series A
                                              Convertible Preferred
                                              Stock

                                    5,000     Shares of Series B
                                              Preferred Stock

                                    None      Shares of Common Stock

                                    359,315   Warrant B-1 Shares

                                    1,197,716 Warrant B-2 Shares

                              FF-SOUTHLAND, L.P.

                                    By:	  FSFC Associates, L.P.,
                                            Its general partner

                                    By:     Franklin Capital, L.L.C.,
                                            Its general partner

                                    By:	_____________________________
                                          James D. Lumsden,
                                          Manager

                                    702 Oberlin Road
                                    Suite 150
                                    Raleigh, North Carolina  27605
                                    Attn:  James D. Lumsden
                                    Facsimile:  (919) 743-2501

                                    OWNED ON CLOSING DATE:

                                    None        Shares of Series A
                                                Convertible Preferred
                                                Stock

                                    5,000       Shares of Series B
                                                Preferred Stock

                                    None        Shares of Common Stock

                                    359,315     Warrant C-1 Shares

                                    1,197,716   Warrant C-2 Shares

                                    SHAREHOLDER:


                                    David Freedman

                                    _______________________________


                                    OWNED ON CLOSING DATE:

                                    None       Shares of Common Stock
                                               Owned on Closing Date

                                    275,000    Common Stock Options


                                    Shea E. Ralph

                                    ________________________________



                                    OWNED ON CLOSING DATE:

                                    950,000	Shares of Common Stock
                                                Owned on Closing Date

                                     33,000	Other Equity Interests